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                                                                    EXHIBIT 99.2


                                CHOICEPOINT INC.

     The undersigned hereby appoints Douglas C. Curling, J. Michael de Janes, and Derek V. Smith, and each of them, to act, with or without the other and with full power of substitution and revocation, as proxies to appear and vote on behalf of the undersigned at the Annual Meeting of Shareholders of ChoicePoint Inc. to be held on May 16, 2000 at 11:00 a.m. local time, and at any adjournment or postponement thereof, for the following purposes:



     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 14, 2000, by and among ChoicePoint Inc., a Georgia corporation ("ChoicePoint"), DBT Online, Inc., a Pennsylvania corporation ("DBT"), and ChoicePoint Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of ChoicePoint ("ChoicePoint-Sub"), and the issuance of shares of ChoicePoint common stock pursuant to the Merger Agreement. If the Merger Agreement is approved, ChoicePoint-Sub would be merged with and into DBT, and DBT would become a wholly owned subsidiary of ChoicePoint (the "Merger"). The terms of the Merger are described in the accompanying Joint Proxy Statement/Prospectus.

           FOR [ ]              AGAINST [ ]               ABSTAIN [ ]

    2. Election of Directors

     [ ]  FOR ALL NOMINEES LISTED BELOW (except as marked     [ ]  WITHHOLD AUTHORITY to vote for all nominees
          to the contrary below).                                  listed below.
                                            James M. Denny; Charles I. Story

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) immediately below.)

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    3. Proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants for ChoicePoint for the year ending December 31, 2000.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

              (continued on reverse -- please complete other side)

                          (continued from other side)

    4. In their discretion, upon such other matters in connection with the foregoing or otherwise as may properly come before the meeting and any adjournment or postponement thereof; all as set forth in the Notice of Annual Meeting of Shareholders and the Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

    THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED,
                     WILL BE VOTED "FOR" THE ABOVE MATTERS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                  Dated:                  , 2000
                                                        -------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                      IMPORTANT: Please date
                                                  this proxy and sign exactly as
                                                  your name or names appear
                                                  above. If stock is held
                                                  jointly, signature should
                                                  include both names. Executors,
                                                  administrators, trustees,
                                                  guardians and others signing
                                                  in a representative capacity,
                                                  please give your full
                                                  title(s).

   Do you plan to attend the Annual Meeting of Shareholders?  [ ] Yes  [ ] No

 IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ABOVE.